Exhibit 10.20

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MARKETING, COLLABORATION AND LICENSE AGREEMENT

This Agreement is effective as of August 11, 1999, (“the EFFECTIVE DATE”) by and between Osiris Therapeutics, Inc., a Delaware corporation, having an address at 2001 Aliceanna Street, Baltimore, Maryland 21231 (“OSIRIS”), and BIOWHITTAKER, Inc., a Delaware corporation having offices at 8830 Biggs Ford Road, Walkersville, MD 21793 (“BIOWHITTAKER”).

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

SECTION 1 - Definitions.

The terms used in this Agreement have the following meaning:

1.1           “AFFILIATE” as applied to a person or entity, means any other person or entity controlled by such person or entity.  The term “control” means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.  The ownership of voting securities of a person, organization or entity, however, shall not, in and of itself, constitute “control” for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity.  Affiliate shall also mean a limited partnership in which a subsidiary of such person, organization or entity is a general partner.  Affiliate shall also mean any entity in the Cambrex Biotechnology Group.

1.2           “BIOWHITTAKER AGREEMENTS” means the agreements of Appendix A as may be amended from time to time.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3           “BIOWHITTAKER FIELD” means use for research for commercial and non-commercial purposes, but not including human clinical trials.

1.4           “BIOWHITTAKER MSC PATENT(S)” means any patent or patent application (or equivalents thereof, such as extensions or other rights that give the right to exclude others such as Supplementary Protection Certificates) anywhere in the world, that is (i) owned, in whole or in part, by BIOWHITTAKER or its AFFILIATES and (ii) is directed to an invention that is BIOWHITTAKER MSC TECHNOLOGY.

1.5           “BIOWHITTAKER MSC TECHNOLOGY” means all materials, substances, media compositions, information and data (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) that (i) was or is conceived, developed or reduced to practice prior to the EFFECTIVE DATE or during the RESEARCH TERM; and (ii) is an MSC PRODUCT or is directed to the manufacture, use or delivery of an MSC PRODUCT and/or is discovered by use of an MSC or its committed lineage descendant(s) or a cell made by use thereof; and (iii) is necessary or useful for OSIRIS to make, use or sell a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT; and (iv) is owned by BIOWHITTAKER or its AFFILIATES.

1.6           “DIAGNOSTIC PRODUCT” means a service, process, product, composition, or material for assaying for (i) a disease or disorder or (ii) susceptibility to or prediction of a disease or disorder or (iii) response or predicted response to treatment for and/or use of a therapy or pharmaceutical for treating and/or preventing a disease or disorder and/or (iv) any substance, organism or material for other than research purposes.

1.7           “FTE” means research performed by one or more qualified research persons which in the aggregate equals one year of research as well as the reagents, equipment and supplies required for such one year of research.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.8           “IDENTIFIED PRODUCT(S)” means MSC PRODUCTS in the BIOWHITTAKER FIELD as specified in Section 3.8 and/or 3.9.

1.9           “LICENSED TERRITORY”  means all countries of the world.

1.10         “MSC(s)” means a human or non-human cell that is capable of differentiating into more than one mesenchymal cell lineage.

1.11         “MSC PRODUCT” means (i) an MSC(s) or its committed lineage descendant(s) or differentiated cells obtained therefrom and/or (ii) any product, material, or composition for identification, maintenance, growth, proliferation, regulation, recovery, separation, purification, commitment or differentiation of MSCs or their committed progenitors, or (iii) any cell that is produced through use of an MSC or its committed lineage descendants.

1.12         “NET SALES” means, with respect to any PRODUCT, the invoiced sales price of such PRODUCT sold by a PARTY, or its AFFILIATES, as the case may be, to independent customers who are not AFFILIATES, less (a) actual and customary credits, allowances, discounts and rebates to, and chargebacks from the account of, such independent customers for spoiled, damaged, out-dated, rejected or returned PRODUCT; (b) actual freight and insurance costs incurred in transporting such PRODUCT to such customers; (c) actual and customary cash, quantity and trade discounts; (d) sales, use, value-added taxes or governmental  charges (excluding what is commonly known as income taxes) incurred in connection with the exportation or importation of such PRODUCT; and (e) a reasonable allowance for bad debt, all in accordance with Generally Accepted Accounting Principles. For purposes of determining NET SALES, a sale shall have occurred when an invoice therefor shall be generated or the PRODUCT shipped for delivery. If there is a sale of a PRODUCT by a PARTY or its AFFILIATE or SUBLICENSEE to any of their respective AFFILIATES or SUBLICENSEES which is a reseller thereof, then the higher of such NET SALES

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or the subsequent sale of such PRODUCT by such AFFILIATES or SUBLICENSEE to an unrelated party shall be deemed NET SALES hereunder.

1.13         “NOVARTIS AGREEMENT” means that agreement dated June 16, 1997, between Novartis Pharmaceuticals Corporation and Osiris Therapeutics, Inc.

1.14         “OSIRIS AGREEMENT(S)” means the agreements of Appendix B.

1.15         “OSIRIS PATENT(S)” means any patent or patent application (or equivalents thereof, such as extensions or other rights that give the right to exclude others such as Supplementary Protection Certificates) anywhere in the world, to the extent the claims of which would be infringed by the manufacture, use or sale of a MSC PRODUCT for use in the BIOWHITTAKER FIELD that is (i) owned, in whole or in part, by OSIRIS and (ii) is directed to an invention conceived or reduced to practice as of the EFFECTIVE DATE or during the RESEARCH TERM.

1.16         “OSIRIS TECHNOLOGY” means all materials, substances, media compositions, information and data (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing) that (i) was developed prior to the EFFECTIVE DATE or during the RESEARCH TERM and (ii) is necessary or useful to make, use or sell an IDENTIFIED PRODUCT for use in the BIOWHITTAKER FIELD; and (iii) is owned by OSIRIS or its AFFILIATES.

1.17         “PARTY(IES)” means OSIRIS and BIOWHITTAKER individually and collectively, as the case may be.

1.18         “PRODUCT” means individually and collectively, MSC PRODUCT, THERAPEUTIC PRODUCT and DIAGNOSTIC PRODUCT.

1.19         “RESEARCH TERM” means the period beginning on the EFFECTIVE DATE and ending five (5) years thereafter.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.20         “SUBLICENSEE” means any THIRD PARTY that is granted a sublicense by a PARTY under the licenses and sublicenses granted by this Agreement.

1.21         “THERAPEUTIC PRODUCT” means a process, product, composition or material for the prevention and/or treatment of a disease or disorder.

1.22         “THIRD PARTY(IES)” means a person or entity other than OSIRIS or BIOWHITTAKER or any of their AFFILIATES.

1.23         “VALID CLAIM” means a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

1.24         The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

1.25         All dollars are United States Dollars.

1.26         “UNPATENTED BIOWHITTAKER MSC CELL MEDIUM PRODUCT” means a cell medium PRODUCT invented solely by BIOWHITTAKER, upon which BIOWHITTAKER has chosen not to file a patent application.

SECTION 2 - Research.

2.1           For each year of the RESEARCH TERM, each PARTY shall perform research with respect to MSC PRODUCT with a minimum of two FTEs per year.  For the first year, the FTEs of BIOWHITTAKER shall perform research with respect to the development of a non-animal, non-serum based media for cell attachment and expansion of human mesenchymal stem cells.  This

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

research effort is also described in section 2.1 of the Supply Agreement between the parties of even date herewith.

2.2           The research performed under Section 2.1 shall be managed by a Steering Committee, with BIOWHITTAKER and OSIRIS each appointing two persons to the Steering Committee.  The Steering Committee shall meet once each calendar quarter and a quorum shall require one member appointed by OSIRIS and one member appointed by BIOWHITTAKER.  At the Steering Committee meetings, BIOWHITTAKER shall have one vote and OSIRIS shall have one vote irrespective of the number of representatives present.  Meetings of the Steering Committee shall alternate between BIOWHITTAKER’s facility and OSIRIS’ facility, each in Maryland.  The Steering Committee may direct one or more persons of OSIRIS or BIOWHITTAKER, respectively, performing research under section 2.1 to perform such research for a limited time at the facility of BIOWHITTAKER or OSIRIS, respectively.  If there is a tie vote at any Steering Committee meeting that cannot be resolved, the issue shall be referred to the respective chief executive officers of OSIRIS and BIOWHITTAKER for a decision, and if they cannot decide the issue in sixty (60) days, the issue shall be submitted to arbitration under Section 15.2.

2.3           BIOWHITTAKER and OSIRIS shall each submit a Research Plan for the research to be performed pursuant to Section 2.1 for the remainder of the calendar year within sixty (60) days after the EFFECTIVE DATE and thereafter for each calendar year, or part thereof, during the RESEARCH TERM.  Such respective Research Plans shall be submitted three months prior to the beginning of the applicable calendar year.  BIOWHITTAKER and OSIRIS shall perform research pursuant to Section 2.1 in accordance with a Research Plan approved by the Steering Committee.

2.4           Within thirty (30) days after the end of each calendar year, BIOWHITTAKER and OSIRIS shall each submit to the Steering Committee a general report of the results of the research

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

performed under Section 2.1 for the applicable calendar year (the last report shall be submitted by and to OSIRIS and BIOWHITTAKER, respectively, within thirty (30) days after the end of the RESEARCH TERM).

2.5           BIOWHITTAKER shall have the right to publish BIOWHITTAKER MSC TECHNOLOGY, only if BIOWHITTAKER provides OSIRIS with the opportunity to review any proposed manuscript or any other proposed disclosure describing such work sixty (60) days prior to its submission for publication or other proposed disclosure.  BIOWHITTAKER and OSIRIS shall discuss whether or not such publication or disclosure should occur and it is expressly understood that BIOWHITTAKER shall have the sole right to make a final determination as to whether or not such publication or disclosure shall occur. Neither PARTY has the right to publish Confidential Information of the other PARTY and the treatment of Confidential Information shall be governed by Section 4.

SECTION 3 - License.

3.1           (a)           OSIRIS hereby grants to BIOWHITTAKER (and to Poeitics and Clonetics, subsidiaries of BIOWHITTAKER) a royalty bearing license (without the right to grant sublicenses) for the LICENSED TERRITORY under OSIRIS PATENTS and OSIRIS TECHNOLOGY and a sublicense under the OSIRIS AGREEMENTS, which license is (i) a sole and exclusive license to sell and offer to sell MSC PRODUCT for use in the BIOWHITTAKER FIELD; and, (ii) a sole and exclusive license to make, have made, import and export MSC PRODUCT for sale of MSC PRODUCT for use in the BIOWHITTAKER FIELD.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           BIOWHITTAKER agrees that BIOWHITTAKER will not develop, make, have made, sell, offer to sell, export or import an MSC PRODUCT in the BIOWHITTAKER FIELD pursuant to the license granted under Section 3.1(a) that is not an IDENTIFIED PRODUCT.

(c)           The license granted to BIOWHITTAKER under Section 3.1 (a) specifically excludes any rights that were granted under the NOVARTIS AGREEMENT.

(d)           To the extent that the rights and licenses granted to BIOWHITTAKER under Section 3.1(a) is a sublicense under an OSIRIS AGREEMENT, the rights and licenses granted to BIOWHITTAKER under such sublicense are limited to the rights and licenses that are licensed to OSIRIS under the OSIRIS AGREEMENT and only to the extent that OSIRIS can grant sublicenses under the OSIRIS AGREEMENTS; such sublicense is subject to the terms, conditions and restrictions of the OSIRIS AGREEMENTS which OSIRIS shall disclose in pertinent part to BIOWHITTAKER, and BIOWHITTAKER agrees to be bound by the terms, conditions and obligations thereunder that are applicable to a sublicensee thereunder.  BIOWHITTAKER shall not knowingly take or omit to take any action the effect of which would cause OSIRIS to be in breach of OSIRIS’ obligations under the OSIRIS AGREEMENTS.

3.2           BIOWHITTAKER agrees that all MSC PRODUCT sold or transferred by BIOWHITTAKER will be sold with an appropriate notice advising all recipients of MSC PRODUCT that use of MSC PRODUCT is limited to the BIOWHITTAKER FIELD and that no license or right is granted directly, by implication, by estoppel or otherwise to transfer, make, use or sell MSC PRODUCT other than for use in the BIOWHITTAKER FIELD.  OSIRIS shall provide BIOWHITTAKER with language acceptable to OSIRIS.

3.3           BIOWHITTAKER agrees that it will not sell, distribute, lease or transfer MSC PRODUCT to any person or entity that to BIOWHITTAKER’S knowledge is using such MSC

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PRODUCT outside of the BIOWHITTAKER FIELD, or is transferring MSC PRODUCT to a person or entity who is using MSC PRODUCT outside of the BIOWHITTAKER FIELD.  It is understood that “knowledge” of BIOWHITTAKER as used in this Section 3.3 includes knowledge provided to BIOWHITTAKER by OSIRIS.

3.4           BIOWHITTAKER agrees that BIOWHITTAKER will use, make, have made, offer to sell, sell, export and import MSC PRODUCTS only as licensed under and permitted by this Agreement.

3.5           (a)           BIOWHITTAKER hereby grants to OSIRIS a sole and exclusive royalty bearing license for the LICENSED TERRITORY under BIOWHITTAKER MSC PATENTS and BIOWHITTAKER MSC TECHNOLOGY and a sublicense under BIOWHITTAKER AGREEMENTS to research, develop, make, have made, use, sell, have sold, offer to sell, import and export THERAPEUTIC PRODUCTS and DIAGNOSTIC PRODUCTS.

(b)           The license granted under Section 3.5(a) includes the right to grant sublicenses.

(c)           To the extent that the rights and licenses granted to OSIRIS under Section 3.5(a) is a sublicense under a BIOWHITTAKER AGREEMENT, the rights, and licenses granted to OSIRIS under such sublicense are limited to the rights and licenses that are licensed to BIOWHITTAKER under the BIOWHITTAKER AGREEMENT and only to the extent that BIOWHITTAKER can grant sublicenses under the BIOWHITTAKER AGREEMENTS; such sublicense is subject to the terms, conditions and restrictions of the BIOWHITTAKER AGREEMENTS which BIOWHITTAKER shall disclose in pertinent part to OSIRIS, and OSIRIS agrees to be bound by the terms, conditions and obligations thereunder that are applicable to a sublicensee thereunder.  OSIRIS shall not knowingly take or omit to take any action the effect of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which would cause BIOWHITTAKER to be in breach of BIOWHITTAKER’s obligations under the BIOWHITTAKER AGREEMENTS.

3.6           Except as otherwise expressly provided in this Agreement, or the parties otherwise expressly agree in writing, neither PARTY shall obtain any right or license in any patent rights, know-how, materials or technology of the other PARTY (by implication, estoppel or otherwise) for any purpose.

3.7           To the extent that any rights licensed by a PARTY to another PARTY are jointly owned with a THIRD PARTY, the licensing PARTY is only licensing its interest therein.

3.8           (a)           BIOWHITTAKER shall identify to OSIRIS in writing each MSC PRODUCT that BIOWHITTAKER will develop and/or offer to sell and/or sell for use in the BIOWHITTAKER FIELD.  If, within sixty (60) days thereafter, OSIRIS notifies BIOWHITTAKER in writing that the offering or selling of such MSC PRODUCT to THIRD PARTIES will potentially adversely affect OSIRIS’ (or its licensees’) interest in developing and/or commercializing MSC PRODUCTS outside of the BIOWHITTAKER FIELD, the respective chief executive officers of OSIRIS and BIOWHITTAKER shall discuss whether or not BIOWHITTAKER shall offer such MSC PRODUCT to THIRD PARTIES.  If the chief executive officers cannot reach an agreement as to whether or not such MSC PRODUCT should be offered and/or sold to THIRD PARTIES, the decision as to whether or not such offer and/or sales should be made, shall be submitted to and determined by binding arbitration pursuant to Section 15.2.  Each MSC PRODUCT(s) for which OSIRIS fails to give such written notice or for which after such written notice OSIRIS and BIOWHITTAKER agree and/or an arbitrator decides that BIOWHITTAKER shall have the right to sell and offer to sell such MSC PRODUCT in the BIOWHITTAKER FIELD, in each case, shall be an IDENTIFIED PRODUCT.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.9           OSIRIS shall have the right to request that BIOWHITTAKER develop and commercialize a MSC PRODUCT(s) in the BIOWHITTAKER FIELD by written notice to BIOWHITTAKER.  If within sixty (60) days after such written notice from OSIRIS to BIOWHITTAKER, BIOWHITTAKER notifies OSIRIS in writing that BIOWHITTAKER will develop and commercialize such MSC PRODUCT in the BIOWHITTAKER FIELD, then such MSC PRODUCT shall be an IDENTIFIED PRODUCT.  If within sixty (60) days after such written notice from OSIRIS to BIOWHITTAKER, fails to notify OSIRIS in writing that BIOWHITTAKER will develop and commercialize such MSC PRODUCT in the BIOWHITTAKER FIELD, then the rights and licenses granted to BIOWHITTAKER for such MSC PRODUCT shall be automatically terminated.

3.10         In the event that OSIRIS decides to offer a license to a THIRD PARTY to sell a DIAGNOSTIC PRODUCT that is a reagent or a reagent kit, prior to initiating discussions with said THIRD PARTY, OSIRIS shall notify BIOWHITTAKER in writing of such intent, and if by written response thirty (30) days thereafter, BIOWHITTAKER notifies OSIRIS of its interest in securing such a license, OSIRIS shall delay the offering thereof to a THIRD PARTY for an additional thirty (30) days in order to provide BIOWHITTAKER with the opportunity to make an offer to OSIRIS to secure such a license.  If OSIRIS does not accept such offer, then OSIRIS shall have the unrestricted right to offer to and/or enter into a license with a THIRD PARTY with respect to such DIAGNOSTIC PRODUCT under any terms and conditions as determined by OSIRIS.

3.11         Within sixty (60) days of the EFFECTIVE DATE, BIOWHITTAKER, at the cost and expense of BIOWHITTAKER, shall transfer to OSIRIS the BIOWHITTAKER MSC TECHNOLOGY existing as of the EFFECTIVE DATE.  Promptly after the end of each calendar quarter thereafter during the RESEARCH TERM, BIOWHITTAKER, at the cost and expense of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

BIOWHITTAKER, shall transfer to OSIRIS the BIOWHITTAKER MSC TECHNOLOGY not previously delivered to OSIRIS.

3.12         At the cost and expense of OSIRIS, after an MSC PRODUCT becomes an IDENTIFIED PRODUCT, OSIRIS shall promptly transfer OSIRIS TECHNOLOGY to BIOWHITTAKER.

SECTION 4 - Confidentiality.

4.1           During the term of this Agreement, it is contemplated that each PARTY may disclose to the other PARTY confidential information which is owned or controlled by the PARTY providing such information or which that PARTY is obligated to maintain in confidence and which is designated by the PARTY providing such information as confidential (“Confidential Information”).  Each PARTY shall have the right to refuse to accept the other PARTY’S Confidential Information.  Each PARTY agrees to retain the other PARTY’S Confidential Information in confidence, to limit disclosure of any such Confidential Information to its officers, directors, employees, consultants, sublicensees and permitted assigns on a need to know basis.  Each PARTY agrees to use the other PARTY’S Confidential Information only as permitted by this Agreement, and not to disclose any such Confidential Information to any other person or entity without the prior written consent of the PARTY providing such Confidential Information. In the event that OSIRIS desires to disclose Confidential Information to sublicensees and permitted assigns, OSIRIS shall notify BIOWHITTAKER first of such proposed disclosure; BIOWHITTAKER shall not unreasonably withhold permission for such disclosure.

4.2           The obligations of confidentiality and non-use of Section 4.1 will not apply to:

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(a)           Confidential Information generally known to the public prior to its disclosure hereunder; or

(b)           Confidential Information that subsequently becomes generally known to the public by some means other than a breach of this Agreement; or

(c)           Confidential Information that is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality; or

(d)           is approved for release by the PARTIES.

4.3           Except as required by law, rule or regulation, neither party may publicly disclose the terms and conditions of this Agreement without the written approval of the respective PARTIES.  Provided, however, that no approval shall be required with respect to disclosing the terms, existence and/or and conditions of this Agreement to a licensee(s) or prospective licensee(s) or in connection with a financing, or stock offering, or in connection with a merger or acquisition or with respect to filings made to a regulatory agency, or to a licensor where a party is receiving a sublicense to rights granted by the licensor.  The PARTIES agree to cooperate in making a coordinated initial announcement describing their relationship.

4.4           The obligations of this Section 4 shall not apply to the extent that a PARTY is required to disclose information by applicable law, regulation or bona fide legal process, provided that the PARTY required to make the disclosure takes reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable prior notice to the other PARTY.

4.5           Notwithstanding the foregoing, a PARTY shall have the right to disclose Confidential Information of the other PARTY to a THIRD PARTY in order to exercise the rights and licenses granted to such PARTY under this Agreement (including the granting of sublicenses where

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

permitted) or under the Development and Supply Agreement between the PARTIES provided that the THIRD PARTY undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as the obligations under this Section 4.  Notwithstanding the foregoing, OSIRIS will not disclose Confidential Information of BIOWHITTAKER with respect to a cell medium to an entity that competes with BIOWHITTAKER with respect to sale of cell medium, except where OSIRIS is permitted to have a THIRD PARTY manufacture and sell cell medium or cell media to OSIRIS as permitted by the Development and Supply Agreement between the PARTIES.

4.6           The parties’ obligations under this Section 4 shall terminate ten (10) years after the expiration or termination of this Agreement.  Notwithstanding the foregoing, the parties’ obligations under this Section 4 shall be perpetual with respect to media compositions.

SECTION 5 - Patents.

5.1           (a)           At its cost and expense, OSIRIS (or its licensor) shall file, prosecute and maintain OSIRIS PATENTS through patent counsel selected by OSIRIS (or its licensor).

(b)           At its cost and expense, BIOWHITTAKER (or its licensor) shall file, prosecute and maintain BIOWHITTAKER MSC PATENTS through patent counsel selected by BIOWHITTAKER (or its licensor).

5.2           With respect to any BIOWHITTAKER MSC PATENTS, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination or extension of any patent issuing from such application shall be provided to OSIRIS sufficiently prior to the filing of such application, response or request to allow for review and comment by OSIRIS.  BIOWHITTAKER agrees to consider such comments and follow reasonable

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

comments unless BIOWHITTAKER believes that such comments are adverse to the interests of BIOWHITTAKER.

5.3           For the purpose of this Section 5, any patent or application jointly owned by OSIRIS and BIOWHITTAKER shall be an OSIRIS PATENT.

5.4           (a)           As between BIOWHITTAKER and OSIRIS, BIOWHITTAKER shall own all patents and patent applications claiming inventions invented by only BIOWHITTAKER employees and OSIRIS shall own patents and patent applications claiming inventions invented by only OSIRIS employees, and patents and patent applications shall be jointly owned by BIOWHITTAKER and OSIRIS where there is at least one BIOWHITTAKER employee and at least one OSIRIS employee as inventors.  Inventorship shall be determined in accordance with the patent law of the United States.

(b)           With respect to patents and patent applications owned jointly by BIOWHITTAKER and OSIRIS, their respective interests therein are licensed to each other in accordance with this Agreement.

(c)           With respect to rights not licensed exclusively to each other, BIOWHITTAKER and OSIRIS shall have the right to practice under such patents without accounting to the other in any and all countries of the world.

5.5           BIOWHITTAKER shall promptly disclose to OSIRIS any and all inventions that are BIOWHITTAKER MSC TECHNOLOGY and BIOWHITTAKER shall advise OSIRIS at such time whether or not BIOWHITTAKER will file a patent application with respect thereto.  If BIOWHITTAKER does not intend to file a patent application and the invention is not directed to a cell medium, then OSIRIS shall have the right but not the obligation to file a patent application(s) with respect to such invention at the cost and expense of OSIRIS, and BIOWHITTAKER will and

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hereby does assign to OSIRIS all right title and interest in and to such patent application(s), the invention(s) on which they are based and the patents issued thereon.  BIOWHITTAKER will perform and cause its employees to perform any and all acts and to sign and execute any and all papers reasonably necessary to perfect such assignment.

5.6           Each UNPATENTED BIOWHITTAKER MSC CELL MEDIUM PRODUCT shall be disclosed in reasonable detail to OSIRIS and listed in Appendix C.

SECTION 6 - Royalties.

6.1           (a)           BIOWHITTAKER shall pay to OSIRIS a royalty of [**********] of NET SALES of MSC PRODUCTS sold by BIOWHITTAKER or its AFFILIATES provided that the royalty shall be reduced to [**********] for an MSC PRODUCT developed by BIOWHITTAKER that is a cell medium that does not include cells.

(b)           The royalty of Section 6.1 (a) shall be paid on an MSC PRODUCT-by-MSC PRODUCT and country-by-country basis for a period that ends ten (10) years after initiation of nationwide sales of an MSC PRODUCT in a country, provided, however, that royalties shall continue for each MSC PRODUCT in each country after the applicable ten (10) year period if such MSC PRODUCT where manufactured, used or sold infringes a VALID CLAIM of an OSIRIS PATENT or a VALID CLAIM of a patent sublicensed to BIOWHITTAKER under an OSIRIS AGREEMENT.

6.2           (a)           OSIRIS shall pay to BIOWHITTAKER a royalty of:

(i)            [**********] of NET SALES of THERAPEUTIC PRODUCTS, and [**********] of NET SALES of DIAGNOSTIC PRODUCT sold by OSIRIS or its AFFILIATES that, where manufactured or sold, the therapeutically active compound or diagnostically active

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component thereof, as the case may be, either:  a) infringes a VALID CLAIM of a BIOWHITTAKER MSC PATENT licensed to OSIRIS or a patent sublicensed to OSIRIS under a BIOWHITTAKER AGREEMENT; or, b) is an UNPATENTED BIOWHITTAKER MSC CELL MEDIUM PRODUCT listed on Appendix C;

(ii)           [**********] of NET SALES of THERAPEUTIC PRODUCTS, and [**********] of NET SALES of DIAGNOSTIC PRODUCT sold by OSIRIS or its AFFILIATES that, where manufactured or sold either infringes a VALID CLAIM of a BIOWHITTAKER MSC PATENT licensed to OSIRIS or a patent sublicensed to OSIRIS under a BIOWHITTAKER AGREEMENT or is an UNPATENTED BIOWHITTAKER MSC CELL MEDIUM PRODUCT listed on Appendix C and for which royalties are not owed under Section 6.2(a)(i);

(iii)          [**********] of royalties received by OSIRIS from a SUBLICENSEE of OSIRIS for a DIAGNOSTIC PRODUCT or THERAPEUTIC PRODUCT sold by the SUBLICENSEE which, where manufactured or sold by the SUBLICENSEE, the diagnostically active or the therapeutically active compound thereof, as the case may be, either:  a) infringes a VALID CLAIM of a BIOWHITTAKER MSC PATENT that is licensed to OSIRIS or a patent that is sublicensed to OSIRIS under a BIOWHITTAKER AGREEMENT; or, b) is an UNPATENTED BIOWHITTAKER CELL MEDIUM PRODUCT listed on Appendix C; or

(iv)          [**********] of royalties received by OSIRIS from a SUBLICENSEE of OSIRIS for a DIAGNOSTIC PRODUCT or THERAPEUTIC PRODUCT sold by the SUBLICENSEE which, where manufactured or sold by the SUBLICENSEE, either infringes a VALID CLAIM of a BIOWHITTAKER PATENT that is licensed to OSIRIS or a patent that is sublicensed to OSIRIS under a BIOWHITTAKER AGREEMENT or is an UNPATENTED

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BIOWHITTAKER CELL MEDIUM PRODUCT listed on Appendix C and for which royalties are not owed under Section 6.2(a)(iii).

(b)           On a PRODUCT-by-PRODUCT and country-by-country basis, OSIRIS’ obligation to pay royalties therefor shall terminate when such PRODUCT no longer infringes a VALID CLAIM of a patent licensed to OSIRIS under this Agreement, or in the case of an UNPATENTED BIOWHITTAKER CELL MEDIUM PRODUCT, when ten (10) years have elapsed since said product was first listed on Appendix C.

(c)           OSIRIS shall not owe any royalties under this Section 6.2 with respect to a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT in the case where OSIRIS or its SUBLICENSEE, as the case may be, has purchased from BIOWHITTAKER.

6.3           In the event that royalties are to be paid by OSIRIS to a THIRD PARTY(IES) for a THERAPEUTIC PRODUCT or a DIAGNOSTIC PRODUCT for which royalties are also due to BIOWHITTAKER, then the royalties to be paid to BIOWHITTAKER therefor by OSIRIS shall be reduced by one-half of the amount of such royalties to such THIRD PARTY(IES), but in no event shall any royalties for any such PRODUCT in any calendar quarter be reduced by more than fifty percent (50%).

6.4           In the event that a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT includes a therapeutically or diagnostically active component that, if sold individually, would not be subject to a royalty payment by OSIRIS to BIOWHITTAKER (hereinafter “Other Component”) in combination with a therapeutically active or diagnostically active component that would be subject to a royalty payment to BIOWHITTAKER hereunder (hereinafter “Royalty Component”) (such combination being a “Combination Product”), then NET SALES of such Combination Product upon which a royalty is paid shall be subject to the following adjustment.  If the Royalty Component and

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the Other Component are sold separately in a country, then NET SALES of such Combination Product in such country upon which a royalty is paid shall be multiplied by the fraction A/A+B, where A equals the average sales price of such Royalty Component sold separately in such country, and B equals the average sales price of the Other Component sold separately in such country, over the applicable royalty period.  Otherwise, the parties shall enter into good faith negotiations and attempt to reach mutual agreement to determine an appropriate adjustment to the NET SALES of such Combination Product in a country to reflect the relative contributions of the Royalty Component and the Other Component to the value of the Combination Product in such country.  If such mutual agreement is not reached within ninety (90) days after commencement of such negotiations, then the determination shall be submitted to and determined by binding arbitration under Section 15.2.

6.5           A PARTY shall keep and shall cause, where applicable, each of its AFFILIATES and SUBLICENSEES to keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to the other PARTY.  Such books of account, together with all necessary supporting data, shall be kept at their principal place of business, and for the three (3) years next following the end of the calendar year to which each pertains, shall be open for inspection by an independent certified accountant selected by the other PARTY and reasonably acceptable to such PARTY upon reasonable notice during normal business hours at the other PARTY’S expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year.  All information and data offered shall be used only for the purpose of verifying royalties and shall be treated by the inspecting PARTY as Confidential Information subject to the obligations of this Agreement.

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6.6           In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an “ACCOUNTING PERIOD”) and shall be paid quarterly within the sixty (60) days next following such date.  Every such payment shall be supported by the accounting prescribed in Section 6.7 and shall be made in United States currency.  Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the average of the rate of exchange (local currency per US$1) published in the Eastern Edition of The Wall Street Journal under the caption “Currency Trading” for the last business day of each month during the applicable ACCOUNTING PERIOD.

6.7           With each quarterly payment, the PARTY paying royalties shall deliver to the other PARTY a full and accurate accounting of the calculation of the royalties owing hereunder to include at least the following information:

(a)           Quantity of each PRODUCT subject to royalty sold (by country) by the PARTY, its AFFILIATES and SUBLICENSEES;

(b)           NET SALES for each PRODUCT (by country) and the calculation thereof;

(c)           Total royalties payable for each PRODUCT (by country) and the total royalties payable for all PRODUCTS (for all countries).

6.8           Any tax required to be withheld by a PARTY under the laws of any foreign country for the account of the other PARTY shall be promptly paid by such PARTY for and on behalf of the other PARTY to the appropriate governmental authority, and such PARTY shall furnish the other PARTY with proof of payment of such tax.  Any such tax actually paid on the other PARTY’S behalf shall be deducted from royalty payments due the other PARTY.

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6.9           Only one royalty shall be due and payable under each of the applicable subsections under this Section 6 for the manufacture, use and sale of a PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such PRODUCT.

SECTION 7 - Equity Purchase.

7.1           BIOWHITTAKER agrees to purchase 770,000 shares of OSIRIS common stock in an aggregate amount of Five Million Five Thousand Dollars ($5,005,000) at a price of Six Dollars and Fifty Cents ($6.50) per share in a confidential private placement memorandum and amendment dated May 16, 1999, and August 6, 1999, respectively, in accordance with the Stock Purchase Agreement of Appendix D.

7.2           BIOWHITTAKER agrees to purchase shares of OSIRIS common stock as part of the Initial Public Offering of OSIRIS securities (or through a private sale coincident with the Initial Public Offering) at a price per share equal to that paid by other investors in the Initial Public Offering, which purchase shall be in the aggregate amount of Two Million Dollars ($2,000,000).

7.3           Without the written permission of OSIRIS, BIOWHITTAKER shall not own at any time a number of shares of OSIRIS that in the aggregate exceeds eight percent of the total number of outstanding shares of OSIRIS.

7.4           BIOWHITTAKER shall not have a right to a seat on the Board of Directors of OSIRIS.

7.5           In the event of future OSIRIS stock offerings, BIOWHITTAKER may exercise preemptive rights to maintain BIOWHITTAKER’s stock ownership at 4.7% of the total number of outstanding shares of OSIRIS.

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SECTION 8 - Infringement.

8.1           (a)           If any of the patents under which OSIRIS is licensed or sublicensed hereunder is infringed by the sale by a THIRD PARTY of a THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT, subject to the provisions of the BIOWHITTAKER AGREEMENT with respect to sublicensed patents, OSIRIS shall have the first right and option but not the obligation to bring an action for such infringement, at its sole expense, against such THIRD PARTY in the name of OSIRIS and/or in the name of BIOWHITTAKER and/or in the name of a licensor of BIOWHITTAKER, as the case may be, and to join BIOWHITTAKER or its licensor as a party plaintiff if required.  OSIRIS shall promptly notify BIOWHITTAKER of any such infringement and shall keep BIOWHITTAKER informed as to the prosecution of any action for such infringement.  No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects a patent licensed or sublicensed to OSIRIS hereunder may be entered into without the consent of BIOWHITTAKER, which consent shall not unreasonably be withheld.

(b)           In the event that OSIRIS shall undertake enforcement under Section 8.1(a), any recovery of damages by OSIRIS for any such suit shall be applied first in satisfaction of any out of pocket expenses and legal fees of OSIRIS regarding such suit, and BIOWHITTAKER shall receive ten percent (10%) of the remaining amount.

8.2           In the event that OSIRIS elects not to pursue an action for infringement under Section 8.1, upon written notice to OSIRIS by BIOWHITTAKER, BIOWHITTAKER shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

8.3           (a)           If any of the patents under which BIOWHITTAKER is licensed or sublicensed hereunder is infringed by the sale by a THIRD PARTY of a MSC PRODUCT in the

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BIOWHITTAKER FIELD, subject to the provisions of the OSIRIS AGREEMENTS with respect to sublicensed patents, BIOWHITTAKER shall have the right and option but not the obligation to bring an action for such infringement, at its sole expense, against such THIRD PARTY in the name of BIOWHITTAKER and/or in the name of OSIRIS and/or in the name of a licensor of OSIRIS, as the case may be, and to join OSIRIS or its licensor as a party plaintiff if required.  BIOWHITTAKER shall promptly notify OSIRIS of any such infringement and shall keep OSIRIS informed as to the prosecution of any action for such infringement.  No settlement, consent judgment or other voluntary final disposition of any suit that is brought which adversely affects a patent licensed or sublicensed to BIOWHITTAKER hereunder may be entered into without the consent of OSIRIS, which consent shall not unreasonably be withheld.

(b)           If, after permission, BIOWHITTAKER shall undertake enforcement under Section 8.3(a), any recovery of damages by BIOWHITTAKER for any such suit shall be applied first in satisfaction of any out of pocket expenses and legal fees of BIOWHITTAKER regarding such suit, and OSIRIS shall receive ten percent (10%) of the remaining amount.

8.4           If, after permission is granted, BIOWHITTAKER elects not to pursue an action for infringement under Section 8.3, upon written notice to BIOWHITTAKER by OSIRIS, OSIRIS shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

8.5           In any infringement suit either PARTY may institute to enforce a patent pursuant to this Agreement, the other PARTY hereto shall, at the request of the PARTY initiating such suit, reasonably cooperate and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the

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like.  All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

SECTION 9 - Warranties.

9.1           Each of OSIRIS and BIOWHITTAKER warrants and represents to the other that:

(a)           it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

(b)           it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

(c)           this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

9.2           Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 9.1, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENT RIGHTS ISSUED OR PENDING.

SECTION 10 - Indemnification.

10.1         (a)           BIOWHITTAKER agrees to indemnify, defend and hold harmless OSIRIS, its directors, officers, employees, shareholders and agents (collectively, the “OSIRIS Indemnitees”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any THIRD PARTY arising from (a) the research, development, manufacture, use or sale of MSC PRODUCTS by BIOWHITTAKER, its AFFILIATES or SUBLICENSEES, (b) the use of such MSC

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PRODUCTS by any purchasers thereof, (c) the use by BIOWHITTAKER, its AFFILIATES or SUBLICENSEES of the OSIRIS PATENTS, OSIRIS TECHNOLOGY or rights sublicensed to BIOWHITTAKER hereunder, or (d) any act or omission by BIOWHITTAKER, its AFFILIATES OR SUBLICENSEES the effect of which would be known to BIOWHITTAKER to cause OSIRIS to be in breach of its obligations under the OSIRIS AGREEMENTS (without regard to any applicable cure or notice requirements thereof) in each case, except those that result from the gross negligence or willful misconduct of an OSIRIS Indemnitee.

(b)           OSIRIS agrees to indemnify, defend and hold harmless BIOWHITTAKER, its directors, officers, employees, shareholders and agents (collectively, the “BIOWHITTAKER Indemnitees”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any third party arising from (a) the research, development, manufacture, use or sale of THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT by OSIRIS, its AFFILIATES or SUBLICENSEES, (b) the use of THERAPEUTIC PRODUCT or DIAGNOSTIC PRODUCT by any purchasers thereof, (c) the use by OSIRIS, its AFFILIATES or SUBLICENSEES of the BIOWHITTAKER MSC PATENTS, BIOWHITTAKER MSC TECHNOLOGY or rights sublicensed to OSIRIS hereunder, or (d) any act or omission by OSIRIS, its AFFILIATES OR SUBLICENSEES the effect of which would be known to OSIRIS to cause BIOWHITTAKER to be in breach of its obligations under the BIOWHITTAKER LICENSE AGREEMENTS (without regard to any applicable cure or notice requirements thereof), except those that result from the gross negligence or willful misconduct of an BIOWHITTAKER Indemnitee.

10.2         A person or entity that intends to claim indemnification under Section 10.1 (the “Indemnitee”) shall promptly notify the indemnifying PARTY (the “Indemnitor”) of any loss, claim,

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damage, liability or action in respect of which the Indemnitee intends to claim such indemnification.  The Indemnitor shall assume the defense of any claim that is indemnified hereunder, whether or not rightfully brought, with counsel mutually satisfactory to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor if Indemnitor does not assume the defense; or, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings.  The indemnity agreement in this Section 10 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably.  The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 10.  The Indemnitee under this Section 10, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.  In the event that each PARTY claims indemnity from the other and one PARTY is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

10.3         The Indemnitor shall have the exclusive right to control the defense of any action which is to be indemnified in whole by the Indemnitor hereunder and to settle any claim, provided that, without the written consent of the Indemnitee (which shall not be unreasonably withheld or

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delayed), the Indemnitor shall not agree to settle any claim against the Indemnitee to the extent such claim has a material adverse effect on the Indemnitee.

SECTION 11 - Assignment; Successors.

11.1         This Agreement shall not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either of the PARTIES without the prior written consent of the other PARTY (which consent shall not be unreasonably withheld); provided, however, that either PARTY may, without such consent, assign this Agreement and its rights and obligations hereunder to an AFFILIATE or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation.

11.2         Subject to the limitations on assignment herein, this Agreement shall be binding upon and insure to the benefit of said successors in interest and assigns of a PARTY.  Any such successor or assignee of a PARTY’S interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said PARTY.

SECTION 12 - Commercialization.

12.1         BIOWHITTAKER agrees to use best efforts to develop market and sell and to continue to market and sell each IDENTIFIED PRODUCT.

12.2         (a)           BIOWHITTAKER agrees that each MSC PRODUCT in the BIOWHITTAKER FIELD that is offered for sale by BIOWHITTAKER will be included and highlighted in a separate section of the BIOWHITTAKER catalogue, which section shall include diagrams and color photos.

(b)           BIOWHITTAKER agrees that any and all catalogues, marketing material, advertising, technical material, promotional material, packaging, labeling and inserts with respect to

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MSC PRODUCT(S) in the BIOWHITTAKER FIELD will prominently display that the MSC PRODUCT(S) is licensed from OSIRIS THERAPEUTICS, INC.  of Baltimore, MD.

12.3         BIOWHITTAKER agrees to sell to OSIRIS any and all research reagents that are sold by BIOWHITTAKER at a price that is the lower of the best customer or distributor price at which the reagent is sold.

SECTION 13 - Term and Termination.

13.1         Except as otherwise specifically provided herein and unless sooner terminated pursuant to Section 13.2 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until each PARTY has no further royalty obligation hereunder.  When a PARTY is no longer obligated to pay royalties for a PRODUCT as a result of having paid royalties for the period required under this Agreement, such PARTY shall have a fully paid-up, non-cancelable license.

13.2         If there is a material breach of this Agreement by a PARTY, the other PARTY shall have the right, but not the obligation, to provide the breaching PARTY, with written notice of such breach, and if such breach is not cured within sixty (60) days (thirty (30) days for a payment breach) after such written notice, the other PARTY may terminate the rights and licenses granted to the breaching PARTY under this Agreement by written notice to the breaching PARTY, provided such written notice is given within thirty (30) days after the initial sixty-day period (or initial thirty (30) day period in the case of a payment breach).  The rights and licenses granted to the other PARTY shall not be affected by termination under this Section 13.2 of the rights and licenses granted to the breaching PARTY.

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13.3         Upon any termination of a PARTY’s rights and licenses under this Agreement, such PARTY, at its option, shall be entitled to sell any completed inventory of PRODUCT which remains on hand as of the date of the termination, so long as such PARTY pays to the other PARTY the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

13.4         In the event that a PARTY’S rights and licenses under this Agreement are terminated, any sublicense granted under this Agreement by such PARTY shall remain in full force and effect as a direct license between the other PARTY and such PARTY’S SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound to the other PARTY under such terms and conditions within thirty (30) days after the other PARTY provides written notice to such SUBLICENSEE of the termination of this Agreement.  At the request of a PARTY, the other PARTY will acknowledge to a PARTY’S SUBLICENSEE the other PARTY’S obligations to the SUBLICENSEE under this Section.

13.5         The provisions of Sections 2.4, 4, 5.1-5.4, 7, 9, 10 and 13.2-13.4, shall survive any expiration or termination of this Agreement, or a PARTY’S rights and licenses thereunder.

13.6         Upon expiration or termination of this Agreement for any reason or any rights or licenses thereunder, nothing herein shall be construed to release either PARTY from any obligation that matured prior to the effective date of such expiration or termination.

13.7         All rights and licenses granted under or pursuant to this Agreement by one PARTY to the other PARTY are, and shall irrevocably be deemed to be, “intellectual property” as defined in Section 101(56) of the Bankruptcy Code.  In the event of the commencement of a case by or against either party under any Chapter of the Bankruptcy Code, this Agreement shall be deemed an executory contract and all rights and obligations hereunder shall be determined in accordance with

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Section 365(n) thereof.  Unless a PARTY rejects this Agreement and the other party decides not to retain its rights hereunder, the other PARTY shall be entitled to a complete duplicate of (or complete access to, as appropriate) all intellectual property and all embodiments of such intellectual property held by the party and the PARTY shall not interfere with the rights of the other PARTY, which are expressly granted hereunder, to such intellectual property and all embodiments of such intellectual property from another entity.  Further, this Agreement shall be deemed, upon presentation to another entity, to be the same as an express instruction by the PARTY to such other entity to provide such intellectual property and all embodiments of such intellectual property directly to the other PARTY.  Without limiting the foregoing provisions in this paragraph, the other PARTY shall be entitled to all post-bankruptcy-petition improvements, updates, or developments of intellectual property created hereunder.  If such intellectual property is not fully developed as of the commencement of any bankruptcy case, the other PARTY shall have the right to complete development of the property.

SECTION 14 - Force Majeure.

14.1         No failure or omission by the parties hereto in the performance of any obligation of this Agreement (other than an obligation for the payment of money) shall be a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the PARTY in question: acts of God; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the PARTY so affected shall use its commercially reasonable efforts to avoid or

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remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

SECTION 15 - General Provisions.

15.1         The relationship between OSIRIS and BIOWHITTAKER is that of independent contractors.  OSIRIS and BIOWHITTAKER are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties.  OSIRIS shall have no power to bind or obligate BIOWHITTAKER in any manner.  Likewise, BIOWHITTAKER shall have no power to bind or obligate OSIRIS in any manner.

15.2         Any matter or disagreement under Sections 2.2, 3.8(a) and 6.4 which this Agreement specifies is to be resolved by arbitration shall be submitted to a mutually selected single arbitrator to so decide any such matter or disagreement.  The arbitrator shall conduct the arbitration in accordance with the Rules of the American Arbitration Association, unless the parties agree otherwise.  If the parties are unable to mutually select an arbitrator, the arbitrator shall be selected in accordance with the procedures of the American Arbitration Association.  The decision and award rendered by the arbitrator shall be final and binding.  Judgment upon the award may be entered in any court having jurisdiction thereof.  Any arbitration pursuant to this section shall be held in Washington, D.C., or such other place as may be mutually agreed upon in writing by the parties.  The prevailing party in any such arbitration shall be entitled to recover from the other party all reasonable attorneys’ fees and costs incurred by the prevailing party in connection therewith.

15.3         This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect.  There shall be no

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

amendments or modifications to this Agreement, except by a written document which is signed by both parties.

15.4         This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland without regard to the conflicts of law principles thereof.

15.5         The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

15.6         Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party’s right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

15.7         Any notices given pursuant to this Agreement shall be in writing, delivered by any means, addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

To OSIRIS:	OSIRIS THERAPEUTICS, INC.
2001 Aliceanna Street
Baltimore, Maryland 21231
Attn: Vice President for Patents and Business
Development

Copy to:	Carella, Byrne, Bain, Gilfillan,
Cecchi, Stewart & Olstein
6 Becker Farm Road
Roseland, New Jersey 07068
Fax No. (973) 994-1744
Attn: Elliot M. Olstein, Esq.

To BIOWHITTAKER:	BIOWHITTAKER CORPORATION
8830 Biggs Ford Road

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH A “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Walkersville, MD 21793
Attn: President Cambrex Biotechnology Group

Copy to:	CAMBREX CORPORATION
One Meadowlands Plaza
East Rutherford, New Jersey 07073
Attn: General Counsel

15.8         In each country of the TERRITORY, BIOWHITTAKER shall comply with the patent marking provisions with respect to each MSC PRODUCT sold by BIOWHITTAKER.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

OSIRIS THERAPEUTICS, INC.		BIOWHITTAKER, INC.

By:	/s/ James S. Burns	By:	/s/ Peter E. Thauer

Name:	James S. Burns	Name:	Peter E. Thauer

Title:	President & CEO	Title:	Vice President

Cambrex Corporation, a Delaware corporation, having offices at One Meadowlands Plaza, East Rutherford, New Jersey 07073 agrees to be bound by the terms and conditions of this Agreement and unconditionably guarantees that BIOWHITTAKER will perform all of BIOWHITTAKER’S obligations under this Agreement.

CAMBREX CORPORATION

By:	/s/ Peter E. Thauer

Name:	Peter E. Thauer

Title:	Vice President